Exhibit 10.7

EXECUTION VERSION

Certain information in this document, marked by brackets [****], has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

RESEARCH COLLABORATION AND LICENCE OPTION AGREEMENT

BETWEEN:

Sanofi,

a “société anonyme” having its principal office at 54, rue La Boétie, 75008 PARIS, FRANCE,

Represented by Andre Turenne, duly authorized for the purposes hereof,

Hereinafter referred to as ‘Sanofi’

AND

ExScientia,

a company registered in Scotland (SC428761), having its registered offices at 14 City, Dundee, DD1 3DF, UK and its place of business at the Dundee University Incubator, James Lindsay Place, Dundee DD1 5JJ, UK.

Represented by Andrew L. Hopkins, duly authorized for the purposes hereof,

Hereinafter referred to as ‘ExScientia’

Sanofi and ExScientia being hereinafter individually referred to as a ‘Party’ and collectively as the ‘Parties’.

PREAMBLE

Whereas, ExScientia is a life science company whose research activities are focused on developing novel informatics and experimental methods to enable new and more effective ways of conducting drug discovery. ExScientia has developed advanced design technologies such as machine learning models of chem/bio space, evolutionary design, integrated structural database and in silico polypharmacology. In particular, ExScientia has established track record in bispecific small molecule design (“ExScientia Knowledge”, as further defined below).

Whereas, Sanofi is a global healthcare company actively involved in the research, development, production and marketing of pharmaceutical products for human health.

Whereas, Sanofi wishes to apply ExScientia Knowledge to targets of interest selected by Sanofi in order to identify possible structures for Target Combinations (as defined below) and to synthesize and confirm their activity in in vitro assays (the “Research Program” as further defined below).

Whereas, ExScientia and Sanofi have decided to join their resources and efforts in order to perform the Research Program.

Whereas, ExScientia wishes to grant to Sanofi, and Sanofi wishes to receive from ExScientia, the exclusive option to acquire an exclusive license under the Research Program Results (as defined herein) to research, develop, manufacture and commercialize the Products (as defined herein).

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

Whereas, therefore, in consideration of the foregoing preliminary statement and the mutual covenants and agreements of the Parties contained in this Agreement, the Parties hereby agree as follows:

The PARTIES have therefore agreed the following:

Definitions

For the purpose of this Agreement, the capitalized terms used herein shall have the meanings set forth below:

Agreement: shall mean this Agreement, including the Exhibits attached thereto.

Affiliates: shall mean, with respect to a Party or any other Person, any Person controlling, controlled by, or under common control with, such Party or such other Person. For the purpose of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with”, shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of at least fifty percent (50%) of the voting securities or other ownership interest of a Person.

Annual Net Sales: shall mean the cumulative total of all Net Sales of the relevant Product(s) in all countries in the Territory during any calendar year during the Term.

Bona-fide Research Contractors: shall mean any person or entity engaged by Sanofi or any of its Affiliates under this Agreement to perform on their behalf any of Sanofi’s or its Affiliates’ Research Program tasks.

Confidential Information: shall mean any information included in the list below:

➢	The terms of the Agreement and the content of the discussions held between the Parties in the framework of the negotiation of the Agreement;
➢	ExScientia Knowledge;
➢	Sanofi Knowledge;
➢	The Research Program;
➢	The Research Program Results;
➢	Information of any type, whether oral or written, and whatever its form and the medium used, communicated directly or indirectly by one Party to the other in the framework of the Agreement (including, but not limited to, any information in reports, scientific and manufacturing information and plans, marketing and business plans and financial and personnel matters relating to a Party of its present or future products, sales, suppliers, customers, employees, investors or business);
➢	Any information which a Party might receive or discover on the occasion of its visit or visits to the offices, facilities and/or laboratories of the other Party or on the occasion of its discussions with the said other Party.

“Control” or “Controlled”: shall mean, with respect to any Know-How, Patent Rights or other intellectual property right, the possession by a Party (including its Affiliates) of the ability to grant to the other Party (including its Affiliates) access, ownership, a license and/or a sublicense as provided herein without violating the terms of any agreement or other arrangement with any Third Party as of the time such Party would first be required hereunder to grant the other Party such access, ownership, license or sublicense.

Effective Date: shall mean the date of the last signature of the Agreement.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

ExScientia Knowledge: shall mean the Research Program Results and all data, chemical structures, Know-How, materials, inventions, methods, procedures, manufacturing secrets, trade secrets, software (in its source code and object code versions), files, plans, diagrams, drawings, formulae, and/or any other type of information, in any form whatsoever, patentable or otherwise, and/or patented or otherwise directly related to, and/or reasonably necessary for, the performance of the Research Program which are owned or Controlled by ExScientia prior to the Effective Date and/or are developed or acquired by ExScientia in parallel to and independently from ExScientia performance under the Agreement. Subject to the foregoing, ExScientia Knowledge includes in particular:

- Machine learning probabalistic models of chem/bio space - Automated design and evolutionary design algorithms - Active learning algorithms - Integrated structural database and structure-based design programs - In silico polypharmacology.

- Track record in bispecific design for DPP4/PDE4 inhibitors for diabetes - Track record in delivering advances leads and development candidate-quality bispecific molecules.

First Commercial Sale: shall mean with respect to any Product, on a country-by country basis, the first sale for monetary value for use or consumption by the end user of such Product in such country after Regulatory Approval for such Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

Governmental Authority: shall mean any federal, state, local, municipal or other governmental, regulatory, administrative, judicial, public or statutory instrumentality, court or governmental tribunal, agency, commission, authority, body or entity, or any political subdivision thereof having legal jurisdiction over the matter or Person in question.

Know-How: shall mean any and all unpatented technical and other information which is not in the public domain, comprising or relating to scientific and business information, data and materials, including all biological, chemical, pharmacological, toxicological, preclinical, clinical, analytical, and assay information, research plans, procedures, designs for experiments and tests, technology, software, instrumentation, devices, data (including marketing research, marketing and sales), regulatory filings, biological materials, constructs, compounds, inventions (patentable or otherwise, but excluding inventions covered by patent rights), practices, methods, models, knowledge, trade secrets, skill and expertise.

Licence Grant: shall have the meaning assigned to such term in Article 7.4.

Net Sales: [****]

Option: shall have the meaning assigned to such term in Article 7.3.

Option Period: shall mean the period of time during which the Option lasts. The Option Period is defined in Article 7.3 of this Agreement.

Person: shall mean any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture company, governmental authority, association or other entity.

Phase I: shall mean that part of the Research Program to be performed by ExScientia, as further described in Exhibit A.

Phase I Results: shall mean all the Know How, patent applications and issued patents, and other intellectual property rights, including compound structures, patented or otherwise, and any associated design rational explanations that directly arise during Phase I, identified solely by ExScientia, and directly related with a specific Target Combination.

Phase II: shall mean that part of the Research Program to be performed by Sanofi as further described in Exhibit A.

Phase II Results: shall mean all the data, Know How, patent applications and issued patents, and other intellectual property rights, that directly arise during Phase II, directly related to Phase I and subsequently synthesized and assayed by Sanofi during the performance of the Phase I! on a specific Target Combination.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

Product: shall mean any pharmaceutical product that contains or comprises a small molecule compound that [****].

Regulatory Approval: shall mean (a) in the United States, approval by the FDA of a New Drug Application or Biologic License Application or similar application for marketing approval, and satisfaction of all related applicable FDA registration and notification requirements, if any, or (b) in any other country in the Territory, approval by Regulatory Authorities (including pricing and reimbursement approvals) having jurisdiction over such country of a single application or set of applications comparable to an New Drug Application or Biologic License Application in the U.S. and satisfaction of all related applicable regulatory and notification requirements required for the marketing and sale of pharmaceuticals in such country.

Regulatory Authorities: shall mean the FDA, and any health regulatory authority in any country in the Territory that is a counterpart to the FDA and holds responsibility for granting Regulatory Approvals for a Product in such country, and any successor(s) thereto, including, without limitation, the European Commission and the Ministry for Health, Labor and Welfare of Japan.

Research Program: shall mean Phase I and Phase II.

Research Program Results: shall mean Phase I Results and Phase II Results.

Research Program Term: shall have the meaning assigned to such term in Article 1.

Sanofi Knowledge: [****]

Steering Committee: shall mean the steering committee to serve as the overall governing body for the Research Program and all other matters related to the performance of the Research Program, as per the provisions of Article 4 of this Agreement.

Sublicensee: shall mean a Third Party to which a Party has granted sublicence rights under the Research Program Results.

Targets: [****]

Target Combination: [****]

Term: shall have the meaning assigned to such term in Article 5.

Territory: shall mean worldwide.

Third Party: shall mean any person other than the Parties or their respective Affiliates.

Article 1: Research Program

Each Party (and/or their Affiliates or Bona Fide Research Contractor) undertakes to perform its tasks under the Research Program as described in Exhibit A.

The details of the Research Program can only be modified by a written amendment to this Agreement duly signed by the Parties’ representatives in compliance with provisions of Article 16.2 below, except for any scientific modification which has no impact on the Agreement budget or duration and which can be agreed upon by the Steering Committee in compliance with the provisions of Article 4 below.

The Research Program shall commence on the Effective Date and expire upon the earlier of completion of all Research Program activities with respect to all Target Combinations and the delivery of all deliverables as described in Exhibit A (the “Research Program Term”).

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

Article 2: Carrying out of the Research Program

2.1	Each Party (and/or their Affiliates or Bona Fide Research Contractor) undertakes to perform the Research Program in a manner commensurate with professional standards, by implementing all necessary means, and in accordance with the terms of the Agreement, the timelines for completion of each activity as further detailed in Exhibit A, and all applicable laws, rules and regulations, including the Sanofi Code of Conduct, as mentioned in Appendix B.

2.2	During the Term, each Party will (i) provide the other with copies of and/or reasonable access to any Research Program Results generated during the performance of the Research Program, that is reasonably required by or useful to such other Party for the performance of its obligations and exercise of its rights, under this Agreement (ii) keep the other Party reasonably informed with respect to the performance, progress and results of the Research Program and the activities for which it is responsible under the Research Program, including without limitation by providing regular updates at each meeting of the Steering Committee (iii) keep the other Party reasonably informed as soon as possible, of any problem or difficulty that could affect the performance of the Research Program (iv) maintain, and require Affiliates and Bona Fide Research Contractors to maintain, complete, accurate and up to date books of account and records of all acts by it in connection with the Research Program performed under this Agreement for a minimum period of [****] following the termination of this Agreement. [****] Without prejudice to the generality of the foregoing, this obligation will extend to [****]. In addition, each Party will provide the other Party with a copy of [****].

2.3	During the performance of the Research Program, each Party shall supply the other with the deliverables defined in Exhibit A in compliance with the timelines defined in said exhibit.

2.4	The Parties will set up a minimum of monthly meetings or teleconferences in order to discuss the progress of the Research Program. ExScientia shall prepare and provide Sanofi with a) a first report [****] from the start of the Research Program, and (b) a second report [****] from the start of the Research Program, as provided herein. All reports shall include [****], pursuant to the terms of Article 2.2.

The aforementioned reports will be drafted in English, signed by ExScientia Scientific Interlocutors and sent to Sanofi’s Scientific Interlocutors for acceptation.

Article 3: Scientific Interlocutors

3.1	ExScientia has designated [****] to be the scientific interlocutors with Sanofi (hereinafter the “ExScientia’s Scientific Interlocutors”).

3.2	Sanofi has designated [****] to be the scientific interlocutors with ExScientia (hereinafter the “Sanofi’s Scientific Interlocutors”).

Article 4: Monitoring of the Agreement

4.1	Under this Agreement a Steering Committee shall be created, the members of which shall be the Parties Scientific Interlocutors designated in Article 3 above and other Parties’ personnel considered as necessary by these Parties.

4.2	If, for any reason, one of the members of the Steering Committee should no longer be in a position to meet the obligations imposed on him/her under this Agreement, the Parties will keep each other mutually informed in writing and will provide the name of the new representative, who must be equivalently committed and competent.

4.3	The Steering Committee shall be created for the purpose of ensuring in particular, but not limited to, proper performance of the Research Program.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

4.4	The Steering Committee shall meet at least at the milestone points defined in Exhibit A. An extraordinary meeting can be called upon request of one of the Parties. At meetings of the Steering Committee, each Party will inform the other Party of any information necessary for this Agreement to run smoothly. These meetings can be held by phone, in the form of teleconferences or in person, as the Parties wish.

4.5	The role of the Steering Committee shall be:

➢	to provide general management of the Research Program and to oversee and monitor the completion of the steps set out in the Research Program,
➢	to oversee and monitor compliance with the timelines of the Research Program,
➢	to assess all measures necessary to facilitate performance of the Research Program,
➢	if necessary in light of the Research Program Results, to decide to make changes to the Research Program and/or to the Research Program Term.
➢	to manage the complete dissemination of information relating to the Research Program Results among the Parties, and to ensure that a spirit of cooperation is established and maintained between the Parties.
➢	to discuss the opportunity for Sanofi or its Affiliates to exercise the Option.

4.6	Decisions of the Steering Committee will be made unanimously by the members who are present or represented and who shall in no case be less than two representatives for each Party. In the event that any matter for which the Steering Committee has decision making authority cannot be decided unanimously, [****].

[****]

4.7	Minutes of each meeting will be drafted and sent to each Steering Committee member within [****] from said meeting. These minutes will be deemed approved if no objections are received within [****].

4.8	Any decision affecting and/or modifying the rights and obligations of the Parties under this Agreement, in particular financial, shall be set out in an amendment to the Agreement which shall be effective only if made in writing and signed by authorized representatives of both Parties in compliance with provisions of Article 16.2 below.

4.9	The Steering Committee shall automatically disband upon expiration or termination of the Research Program.

4.10	Each Party will appoint one (1) individual employee representative to act as a single point of contact between the Parties during the Term (the “Alliance Managers”). The Alliance Managers will promote effective communication between the Parties and coordination of the Parties’ activities and responsibilities according to this Agreement and manage and oversee the performance of the Agreement. Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.

Article 5: Term of the Agreement

5.1	The Agreement shall enter into force on the Effective Date and shall remain in full force and effect until terminated pursuant to the terms of Article 14.1 (the “Term”).

Article 6: Ownership and patent matters

6.1	ExScientia Knowledge and Sanofi Knowledge

6.1.1	ExScientia shall remain the sole owner of ExScientia Knowledge and Sanofi and its Affiliates shall remain the sole owner of Sanofi Knowledge.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

6.1.2	No licence or other right is or shall be created or granted hereunder by implication, estoppel or otherwise. All such licences and rights are or shall be granted only as expressly provided in this Agreement.

6.2	Research Program Results ownership

6.2.1	Research Program Results shall be solely owned by ExScientia.

6.2.2	Sanofi shall and hereby does [****]. For clarity, Sanofi shall [****].

6.2.3	ExScientia shall ensure that all of its employees, agents and authorized subcontractors involved in the performance of [****] agree, in writing, to assign to ExScientia, directly or indirectly, any and all intellectual property rights arising from [****].

6.3	ExScientia Knowledge and Sanofi Knowledge protection

6.3.1	Unless otherwise agreed in writing by the Parties, Sanofi shall have [****] and ExScientia shall have [****].

6.3.2	In any case where ExScientia wants [****].

6.3.3	[****]

6.3.4	If Sanofi or its Affiliates exercises the Option with respect to a Target Combination during the Option Period [****].

6.3.5	If Sanofi or its Affiliates does not exercise the Option with respect to any Target Combination during the Option Period, [****].

Article 7: Licenses granted to Sanofi

7.1	License for the carrying out of the Research Program

ExScientia hereby grants to Sanofi and its Affiliates, during the Research Program Term, a worldwide, co-exclusive (with ExScientia), sublicensable (through multiple tiers) licence under the Research Program Results to carry out the Research Program.

7.2	Research License

ExScientia hereby grants to Sanofi and its Affiliates a perpetual, irrevocable, worldwide, nonexclusive, sublicensable (through multiple tiers) licence under the Research Program Results for research purposes. For the avoidance of doubt “research purposes” does not include the clinical development or commercial exploitation of a Product.

7.3	Commercial License Option

Subject to the terms and conditions of this Agreement, ExScientia hereby grants to Sanofi and its Affiliates an exclusive option to acquire an exclusive license under the Research Program Results to research, develop, manufacture and commercialize the Products (the “Option”).

Sanofi or any of its Affiliates may exercise the Option with respect to any Target Combination, on a Target Combination by Target Combination basis, by providing written notice to ExScientia at any time prior to the date that is thirty-six (36) months after the Effective Date (the “Option Period”).

7.4	Commercial License Grant

If Sanofi or any of its Affiliates exercises the Option with respect to a Target Combination within the Option Period, then ExScientia shall and hereby does grant to Sanofi and its Affiliates, during the Term, an exclusive, worldwide licence under the Research Program Results, with the unlimited right to grant sublicenses through multiples tiers to research, develop, manufacture and commercialize Products comprising compounds that binds to and/or modulates the activity of a Target within such Target Combination in the Territory (the “License Grant”).

Sanofi’s Option with respect to a Target Combination shall expire if Sanofi or any of its Affiliates does not exercise the Option with respect to such Target Combination within the Option Period.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

7.5	Exclusivity

7.5.1	Prior to expiration of the Option Period, ExScientia shall not negotiate, discuss or execute any agreement with any Third Party to assign, license, grant or otherwise transfer, including by option, any rights with respect to such [****].

7.5.2	If at any time after expiration of the Option Period ExScientia wishes to execute an agreement with any Third Party to assign, license, grant or otherwise transfer, including by option, any rights with respect to any Target Combination or with respect to any Product, then ExScientia shall [****].

7.5.3	If Sanofi or any of its Affiliates does not exercise the Option with respect to any Target Combination within the Option Period, then ExScientia exclusivity commitments set forth in this Article 7.5 shall terminate with respect to such Target Combination.

Article 8: Financial terms

8.1	Research Program funding

Sanofi shall provide up to a total of [****] to fund ExScientia’s Research Program activities (the “Research Funding”). The Research Program Funding shall be paid as follows and pursuant to Article 8.3:

(a)	On or after the execution of the Agreement, [****];

(b)	On or after the date that is [****];

(c)	On or after the date that is [****];

(d)	Sanofi shall pay each such invoice within [****] of its receipt.

8.2	Commercial Licence Milestone Payments

8.2.1	In consideration of the Licence Grant granted to Sanofi and its Affiliates, Sanofi shall pay to ExScientia the following one-time only milestone payments (the “Commercial Licence Milestone Payments” consisting of Research, Development and Approval Milestone Payments and Sales Milestone Payments) upon the first occurrence of the indicated milestone event with respect to a Product, on a Product-by-Product basis:

Research, Development and Approval Milestone Payments

[****]

Sales Milestone Payments

[****], Sanofi shall pay to ExScientia a Sales Milestone Payment of [****], Thus, by way of example, if [****].

Sanofi would pay ExScientia the foregoing sales milestone payments [****].

8.2.2	In the event any Research, Development and Approval Milestone Payments are [****].

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

8.3	Payments terms

8.3.1	Sanofi shall notify ExScientia upon achievement of the milestone events detailed in Article 8.2 and upon receipt of each such notice, ExScientia shall invoice Sanofi for the corresponding payments due hereunder.

8.3.2	All invoices provided by under this Agreement shall be paid by Sanofi, by wire transfer within [****] days after the receipt of the applicable invoice. Such invoices shall mention the Agreement date and reference, the Research Program and specify the contractual event for which payment is due, as well as payment instructions, and shall be sent by express courier service to Sanofi at the address indicated below:

SANOFI

[****]

8.3.3	In the event that ExScientia issues an incorrect invoice, Sanofi will have the right to withhold payment on the specific invoice until such time as the query is satisfactorily answered and/or rectified. If any portion of an invoice is disputed, the Parties will use reasonable efforts to reconcile the disputed amount as soon as practicable.

8.3.4	ExScientia shall provide Sanofi with reasonable assistance to enable the recovery by Sanofi, as permitted by applicable law, of withholding taxes, value added taxes, or similar obligations resulting from payments made by the latter under this Agreement.

8.4	Taxes

ExScientia shall bear any and all taxes levied on account of any payment received under this Agreement. In the event that Sanofi is required, under applicable laws, to withhold any deduction or tax from any payment due to ExScientia under this Agreement, such amount shall be deducted from the payment to be made by Sanofi, paid to the proper taxing authority, provided that Sanofi shall take reasonable and lawful actions to avoid and minimize such withholding and promptly notify ExScientia so that ExScientia may take lawful actions to avoid and minimize such withholding. If requested by ExScientia, Sanofi shall promptly furnish ExScientia with copies of any tax certificate or other documentation evidencing such withholding as necessary to satisfy the requirements of the relevant Governmental Authority related to any application by ExScientia for foreign tax credit for such payment. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

Article 9: Confidentiality

9.1	Non-disclosure

9.1.1	Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, each Party shall, during the Term and for a ten (10) - year period following the Term, restrict the use, keep confidential, not use for any purpose other than the performance of this Agreement and not disclose to any Third Party any of the other Party’s Confidential Information.

9.1.2	Each Party shall disclose the other Party’s Confidential Information only to those of its employees, Affiliates, Sublicensees and Bona-fide Research Contractors participating in the performance of the Agreement and shall bind them to confidentiality obligations at least as stringent as those set forth herein.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

9.2	Authorized Disclosure

Notwithstanding Article 9.1, the receiving Party may disclose Confidential Information belonging to the disclosing Party only to the extent that it can be established by the receiving Party by competent proof that such information:

(a)	was, according to the receiving Party’s records, in its possession prior to the date of disclosure,

(b)	is at the time of disclosure or hereafter becomes general public knowledge through no act or omission on the part of the receiving Party,

(c)	is rightfully received by the receiving Party from a Third Party not under an obligation of confidentiality towards the disclosing Party,

(d)	has been independently developed by the receiving Party, but without reliance on Confidential Information, as can be shown by the receiving Party’s records,

(e)	is required to be disclosed as a result of applicable laws or regulations or final order of a court provided that the receiving Party promptly notifies the disclosing Party thereof.

9.3	Exclusions to Confidentiality

The restrictions contained in this Article 9 shall not apply to any Confidential Information that (i) is submitted by Sanofi to Governmental Authorities to facilitate the issuance of Regulatory Approvals for any Product, provided that reasonable measures shall be taken to assure confidential treatment of such information; (ii) is provided by Sanofi to any Third Party under appropriate terms and conditions, including confidentiality provisions equivalent to those in this Agreement, for consulting, manufacturing development, manufacturing, external testing, marketing trials and sublicensing or potential sublicensing; or (iii) is otherwise disclosed by Sanofi in connection with the development, manufacturing or commercialization of the Product hereunder (including, without limitation, to comply with any governmental or stock exchange disclosure requirements) or an order by a court or other regulatory body having competent jurisdiction.

Article 10: Publications – Communication

10.1	Neither Party shall make any publication or release pertaining to the Research Program and/or Research Program Results prior to the end of the Term without the prior written consent of the other Party.

10.2	Prior to expiration of the Option Period, any presentation or publication regarding the Research Program and/or Research Program Results will be submitted to the other Party for review at least [****] in advance of any presentation or submission for publication. If requested by the aforementioned other Party, any presentation or submission for publication shall be delayed for a limited time, not to exceed [****], to allow for filing of a patent application or such other measures as said other Party deems appropriate to establish and preserve its proprietary rights. Each Party shall remove from any of its foreseen publication/communication, upon request by the other Party, any Confidential Information of said other Party.

10.3	Notwithstanding the foregoing, if Sanofi or its Affiliates exercises the Option with respect to a Target Combination in the Option Period, [****].

10.4	Each publication or release pertaining to the Research Program and/or Research Program Results by a Party shall mention contribution of the other Party unless otherwise requested by the other Party.

10.5	Subject to the provisions above, no Party shall use the name(s) of the other Party and/or of said other Party’s employees in advertising or promotional material without the prior written consent of this other Party.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

Article 11: Representations, warranties and covenants

11.1	Representations, warranties and covenants of both Parties

Each Party represents and warrants to the other Party that, as of the Effective Date:

(a)	Such Party is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)	Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c)	This Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement except as such enforceability may be affected by laws affecting creditors’ rights generally and general equitable principles. The execution, delivery and performance of this Agreement by such Party do not and shall not conflict with any agreement, instrument or understanding, oral or written, to which such Party is a party or by which such Party may be bound, or violate any law or regulation of any court, governmental body or administrative or other agency having authority over such Party.

(d)	All consents, approvals and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been obtained.

11.2	Additional Representations, warranties and covenants of ExScientia

ExScientia represents and warrants to Sanofi that, as of the Effective Date:

(a)	ExScientia has sufficient facilities, experienced personnel and other capabilities to enable it to perform its obligations under this Agreement;

(b)	ExScientia has the right to grant to Sanofi all the licenses granted pursuant to this Agreement;

(c)	ExScientia has not entered into any agreement with any Third Party which is in conflict with the rights granted to Sanofi under this Agreement and the execution and performance of this Agreement by ExScientia does not and shall not violate any agreement or undertaking to which ExScientia is a party.

(d)	ExScientia shall comply with the U.S. Foreign Corrupt Practices Act, the United Kingdom Anti-Bribery Act, and any other analogous Laws existing in any other country or region in the Territory, in connection with the performance of this Agreement. ExScientia shall not make any payment, either directly or indirectly, of money or other assets to any government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing, that would constitute a violation of any applicable Laws.

Article 12: Indemnification and Insurance

12.1	Indemnification of ExScientia

Sanofi shall indemnify ExScientia, and its directors, officers, employees and agents (each, a “ExScientia Indemnitee”), and defend and hold each of them harmless from and against any and all losses, damages. liabilities. costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all claims, demands, lawsuits, or investigations by a Third Party (each a “Third Party Claim”) against an ExScientia Indemnitee, to the extent caused by or arising out of: (a) any breach by Sanofi of this Agreement, (b) the gross negligence or wilful misconduct on the part of Sanofi, its Sublicensees or service providers in performing any activity contemplated by this Agreement, (c) the performance of Sanofi ‘s activities under the Research Program; or (d) the development, manufacture, use, handling, storage, supply, commercialisation or other disposition of Products by Sanofi or its Sublicensees, in each case excluding any Losses to the extent ExScientia has an obligation to indemnify Sanofi pursuant to Article

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

12.2	Indemnification of Sanofi

ExScientia shall indemnify Sanofi and its respective directors, officers, employees and agents (each, a “Sanofi Indemnitee”), and defend and hold each of them harmless from and against any and all Losses arising in connection with any Third Party Claim against a Sanofi Indemnitee, to the extent caused by or arising out of: (a) any breach by ExScientia of this Agreement; (b) the gross negligence or wilful misconduct on the part of ExScientia in performing any activity contemplated by this Agreement; (c) the performance of ExScientia’s activities under the Research Program, in each case excluding any Losses to the extent Sanofi has an obligation to indemnify ExScientia pursuant to Article 12.1.

12.3	Notice of Claim

All indemnification claims in respect of any Sanofi Indemnitee or ExScientia Indemnitee seeking indemnity under Articles 12.1 or 12.2 (collectively, the “Indemnitees” and each an “Indemnitee”) shall be made solely by the corresponding Party (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Article 12.1 or 12.2, but in no event shall the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party shall furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.

12.4	Control of Defense

At its option, the indemnifying Party may assume the defense of any Third Party Claim subject to indemnification as provided for in Articles 12.1 or 12.2 by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may select and appoint the lead legal counsel for the defense of the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

12.5	LIMITATION ON DAMAGES

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES CONSTITUTING LOST PROFITS UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, [****]. THE ENTIRE LIABILITY OF EACH PARTY TO ANY OTHER PARTY IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED [****].

12.6	Insurance

During the Term of this Agreement, each Party shall have and maintain such types and amounts of liability insurance; and may maintain self-insurance;_ as is normal and customary in the industry generally for similarly situated parties, and shall upon request provide the other Party with a certificate of insurance in that regard, along with any amendments and revisions thereto.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

Article 13: Force majeure

13.1	Neither Party shall be liable to the other for any failure to fulfil its obligations under the Agreement to the extent that such failure is attributable to “force majeure”.

13.2	As used herein, “force majeure” shall mean and include any events which the Parties could not reasonably have foreseen or controlled on the date hereof by reason of the unavoidable, unforeseeable and uncontrollable nature of such events, including, but not limited to, any decree, ruling, decision or instruction, judgment or order issued by any authority, whether enacted or otherwise promulgated, riots, insurrections or civil or foreign wars, as well as any other circumstances beyond the control of the Parties or the affected Party.

13.3	The Party suffering from the occurrence of such force majeure shall (i) promptly inform the other Party and (ii) shall make all reasonable efforts to mitigate the consequences of such force majeure and to remedy the situation as quickly as possible. Any timelines affected by such force majeure shall be extended for a period equal to that of the delay and any financial consequences shall be negotiated in good faith between the Parties. Notice of the start and stop of any such force majeure shall be provided to the other Party.

13.4	If after three (3) running months from the notice of the occurrence, the force majeure persists, each Party may terminate the Agreement by registered letter with return receipt requested and termination shall become effective forthwith.

Article 14: Termination and effects of termination

14.1	Termination

14.1.1	Either Party shall be entitled to terminate the Agreement, without prejudice to any claim for damages, if the other Party commits a material breach and fails to remedy such breach within thirty (30) days of receipt of a registered letter with return receipt requested specifying the breach. Termination shall become effective upon first presentation to the defaulting Party of a second registered letter with return receipt requested, notifying the decision of termination. Either Party shall also be entitled to terminate the Agreement in the case this Party is obliged to suspend or stop the Research Program due to any applicable law or any administrative or court decision.

14.1.2	Either Party may immediately terminate the Agreement by registered letter with return receipt requested in case of the other Party breach of Articles 12.6 (insurance) and 11.2 d) (anti-bribery), as soon as it is aware of such breach.

14.1.3	Sanofi shall have the right, exercisable in its sole discretion, to terminate this Agreement in its entirety for any reason (or for no reason) at any time by providing ExScientia with sixty (60) calendar days’ prior written notice to that effect. Any such termination shall be effective upon expiration of such sixty (60) calendar day notice period.

14.2	Effects of termination

14.2.1	If this Agreement is terminated by either Party for any reason:

(a)	all licences and rights granted by the Parties under this Agreement shall terminate;

(b)	ExScientia shall promptly, if the Agreement is terminated during the Research Program Term, deliver to Sanofi a report summarizing the Research Program Results already obtained at the effective date of termination;

(c)	Each Party shall destroy all Confidential information of the other Party provided that Sanofi shall have no obligation to destroy any Research Program Results.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

14.2.2	Accrued Rights, Surviving Obligations

(a)	Termination of this Agreement for any reason shall be without prejudice to any rights, which shall have accrued, to the benefit of either Party prior to such termination. Such termination shall not relieve either Party from obligations, which are expressly indicated to survive termination or expiration of this Agreement.

(b)	All of the Parties’ rights and obligations under the following articles shall survive termination: Article 6 (Ownership and patent matters), Article 7.2 (Research License), Article 9 (Confidentiality), Article 10 (Publication-Communication), Article 11 (Representations, warranties and covenants), Article 12 (Indemnification and Insurance) and Article 14 (Termination and effects of termination).

14.2.3	ExScientia Reversion Rights

[****]

Article 15: Parties personnel

15.1	Each Party warrants that it will comply with all applicable labour laws, rules and regulations. In this respect, each Party warrants that it will comply with all of its social and tax obligations as an employer.

15.2	Each Party acknowledges that its employees remain under its authority and supervision, and can in no case be considered as the other Party’s employees or benefit from any kind of advantage granted to employees of the other Party.

15.3	Each Party undertakes (i) to assign to the performance of the Research Program skilled personnel with expertise in the domains required by the Research Program (hereinafter “Participants”) in order to ensure the proper quality and timely performance of the Research Program and (ii) to take any and all reasonable and necessary measures aimed at overcoming any problem or difficulty arising out of unavailability of the Participants and likely to affect the performance of the Research Program. Should any of the Participants become unavailable, the Party to which the Participant belongs shall make reasonable efforts to maintain the continuity of the Research Program. In this respect, said Party undertakes to use reasonable endeavours to replace him/her, as soon as possible, by a person at least as skilled and experienced as such unavailable Participant. Where such replacement could not occur in a reasonable time period each Party shall be entitled to terminate the Agreement with a 2-weeks prior written notice, by registered mail with return receipt requested.

Article 16: Miscellaneous

16.1	Assignment and Sub-contracting

(a)	ExScientia shall not assign or otherwise transfer, wholly or partly, this Agreement to any Third Party without the prior written consent of Sanofi. Sanofi may assign this Agreement to an Affiliate or any Third Party by reason of any merger, acquisition, partnership or license, without the prior consent of ExScientia. Each party undertakes to sign, on the request of the other, any document necessary to the legal and administrative regularization of such a transfer.

(b)	ExScientia shall not subcontract any of the rights or obligations herein, without the prior written consent of Sanofi. It is however agreed that notwithstanding Sanofi’s consent to the subcontracting of part of the Research Program, as the case may be, ExScientia shall remain fully liable for the performance of the Research Program subcontracted and undertakes to have the agreed sub-contractors comply with the provisions of the Agreement.

(c)	Sanofi shall have, during the Term, the right to subcontract to an Affiliate or any Third Party, in whole or in part, its rights and obligations hereunder.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

16.2	Entire Agreement

This Agreement is the entire understanding between the Parties hereto with regard to the subject matter hereby. In the case of any contradiction between the provisions of the documents of ExScientia and Sanofi and those of this Agreement, the Parties agree that the provisions of this Agreement shall prevail. Any modification to the Agreement will be effective only if made in writing and signed by authorized representatives of both Parties.

16.3	Waiver

No waiver by either Party of a breach of any term of the Agreement by the other Party shall constitute a waiver of any other breach of the Agreement.

16.4	Severability

Should any of the provisions hereof be held to be void, invalid, illegal or unenforceable in any respect, no other provision of the Agreement shall be affected thereby, provided however that the Parties shall in such case promptly negotiate in good faith such adjustments in the Agreement as shall be necessary to make it fair and equitable to the Parties

16.5	Archival

(a)	ExScientia shall archive any and all data issued from the performance of the Research Program during a ten (10)-year period after the Term.

(b)	If, during this period, ExScientia cannot or does not wish to ensure archival of such data, ExScientia shall then notify Sanofi. Sanofi will instruct ExScientia as to either (i) the transfer of the data to another place of archival under Sanofi’s responsibility and at Sanofi costs or (ii) the destruction of the data. In no event, shall ExScientia destroy such data during this period without Sanofi’s prior written consent.

Article 17: Governing law — Dispute resolution

17.1	The Agreement’s validity, performance, termination and construction shall be governed by the Laws of England and Wales.

17.2	Any dispute between the Parties on any matter within the scope of the Steering Committee responsibilities shall be resolved in accordance with Article 4. Any other dispute between Sanofi and ExScientia in connection with or arising out of the validity, performance, construction or termination of the Agreement, including, but not limited to, in the event of plurality of defendants, summary proceedings or impleader, shall be submitted to the jurisdiction of the competent courts of London, unless amicably settled between the Parties.

[SIGNATURE PAGE FOLLOWS]

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have caused the Agreement to be duly executed by their duly authorized officers in two counterparts, each of which shall be deemed to be an original, on the Effective Date.

For Sanofi

Date:     6/27/16

SVP, BD&L

For ExScientia

Date:

/s/ Andrew Hopkins

CEO, Ex Scientia Ltd.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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